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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement Nos. 333-38635 and 333-68229 of Hal, Kinion & Associates, Inc. and subsidiaries on Form S-8 of our reports dated January 26, 1999, appearing in this Annual Report on Form 10-K of Hall, Kinion &Associates, Inc. and subsidiaries for the year ended December 27, 1998.

DELOITTE & TOUCHE LLP

San Jose, California
March 19, 1999